Consent of Independent Auditors
                         -------------------------------



Board  of  Directors
Creative  Host  Services,  Inc.
San Diego, California


We consent to the use of our Independent Auditors Report dated March 15, 2002, on the consolidated financial statements of Creative Host Services, Inc. and subsidiaries, included in Amendment No. 1 to Form SB-2, Registration No. 333-87328, to be filed with the Securities and Exchange Commission on August 14, 2002. We also consent to the reference to us as experts in matters of accounting and auditing in the registration statement and prospectus.

/s/ Stonefield Josephson, Inc.

Santa  Monica,  California
August  13,  2002